Exhibit 16.1

July 23, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Inergy, L.P’s Form 8-K/A dated July 23, 2013, and have the following comments:

1. We agree with the statements made in paragraphs one, two, and three of (a) Dismissal of Independent Registered Accounting Firm.

2. We have no basis on which to agree or disagree with the statements made in (b) Engagement of New Independent Registered Accounting Firm.

Yours truly,

/s/ DELOITTE & TOUCHE LLP